Exhibit 99.1

Digi International Reports First Fiscal Quarter 2021 Results
Record Fiscal First Quarter Revenue of $73.1M
Over 5,000 Subscribers Added to IoT Solutions
Debt Pay Down of $15M Results in Net Cash Positive Position
(Minneapolis, MN, February 3, 2021) - Digi International® Inc. (Nasdaq: DGII), a leading global provider of business and mission critical Internet of Things ("IoT") products, services and solutions, today announced its financial results for its first fiscal quarter ended December 31, 2020.
First Fiscal Quarter 2021 Results Compared to First Fiscal Quarter 2020 Results
•Revenue increased to $73.1 million compared to $62.3 million, an increase of $10.8 million, or 17.4%.
•Net loss per diluted share decreased to ($0.01) compared to net income per diluted share of $0.01. Net loss for the first quarter of fiscal 2021 includes an earn-out adjustment of $5.8 million, or $0.19 per fully diluted common share.
•Adjusted EPS increased to $0.32 per diluted share compared to $0.15 per diluted share, or 113.3%.
•Adjusted EBITDA increased to $13.0 million compared to $6.7 million, an increase of $6.3 million, or 94.8%.
Reconciliations of GAAP and non-GAAP financial measures appear at the end of this release.
"Our fiscal 2021 is off to a strong start, highlighting our model of recurring revenue, growth and profitability," said Ron Konezny, President and Chief Executive Officer. "Our recent organizational change has driven alignment, focus, and sharpened our dedication to our customers. We are excited to see our IoT Solutions business help ensure the safe distribution of leading vaccines. Digi’s core value proposition of enabling secure, automated, and zero touch applications has never been more relevant."
Segment Results
IoT Product & Services
The segment's first fiscal quarter 2021 revenues of $61.8 million increased 13.1% from the same period in the prior fiscal year. This increase is attributed primarily to the increased sales of console servers, partially offset by decreased sales of cellular routers. Gross profit margin increased 900 basis points to 57.8% of revenues for the first fiscal quarter of 2021. Products acquired through the acquisition of Opengear were the primary driver of the margin rate increase. Operating income of $1.3 million decreased $3.1 million, or 71.1% from the same period in the prior fiscal year. Included in the first quarter of fiscal 2021 was an earn-out adjustment of $5.8 million.
IoT Solutions
The segment's first fiscal quarter 2021 revenues of $11.3 million increased 47.5% from the same period in the prior fiscal year. New and existing customer deployments and equipment upgrades drove the increase. We now service over 75,000 sites as of December 31, 2020, compared to nearly 67,000 sites as of December 31, 2019. Gross profit margin decreased 250 basis points compared to the prior year first fiscal quarter, as revenue from hardware product sales were significantly higher and have lower gross margins than our recurring revenue. Operating loss of $1.4 million in the first quarter of fiscal 2021 improved $3.5 million, or 71.0%.
First Fiscal Quarter 2021 Conference Call Details
As announced on January 7, 2021, Digi will discuss its first fiscal quarter 2021 results on a conference call on Wednesday, February 3, 2021 after market close at 5:00 p.m. ET (4:00 p.m. CT). The call will be hosted by Ron Konezny, President and Chief Executive Officer and Jamie Loch, Chief Financial Officer.
Digi invites all those interested in hearing management's discussion of its quarter to access a live webcast of the conference call through the investor relations section of Digi's website at www.digi.com. Participants may also join the call directly by

Digi International Reports First Fiscal Quarter 2021 Results
dialing (855) 638-5675 and entering passcode 3469742. International participants may access the call by dialing (262) 912-4765 and entering passcode 3469742. A replay will be available within approximately three hours after the completion of the call, and for one week following the call, by dialing (855) 859-2056 for domestic participants or (404) 537-3406 for international participants and entering access code 3469742 when prompted.
A copy of this earnings release can be accessed through the financial releases page of the investor relations section of Digi's website at www.digi.com.
For more news and information on us, please visit www.digi.com/aboutus/investorrelations.
About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com, or call 877–912–3444 (U.S.) or 952–912–3444 (International).
Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which Digi operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the ongoing COVID-19 pandemic and efforts to mitigate the same, risks related to the economic downturn that commenced during the COVID-19 pandemic and the ability of companies like us to operate a global business in such conditions, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring, reorganizations or other similar business initiatives that may impact our ability to retain important employees or otherwise impact our operations in unintended and adverse ways, the ability to achieve the anticipated benefits and synergies associated with acquisitions or divestitures and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2020 and other filings, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Presentation of Non-GAAP Financial Measures
This release includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by Digi. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting

Digi International Reports First Fiscal Quarter 2021 Results
principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. We believe these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration,, acquisition-related expenses and interest expense related to acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the Condensed Consolidated Statements of Operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.

Investor Contact:

James J. Loch
Senior Vice President, Chief Financial Officer and Treasurer
Digi International
952-912-3737
Email: jamie.loch@digi.com
For more information, visit Digi's website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports First Fiscal Quarter 2021 Results
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,
	2020	2019
Revenue	$73,146	$62,317
Cost of sales	32,127	31,853
Gross profit	41,019	30,464
Operating expenses:
Sales and marketing	14,924	12,061
Research and development	11,093	10,331
General and administrative	14,415	8,555
Restructuring charge	733	—
Operating expenses	41,165	30,947
Operating loss	(146)	(483)
Other expense, net	(594)	(437)
Loss before income taxes	(740)	(920)
Income tax benefit	(433)	(1,128)
Net (loss) income	$(307)	$208

Net (loss) income per common share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01
Weighted average common shares:
Basic	29,374	28,467
Diluted	29,374	29,614

Digi International Reports First Fiscal Quarter 2021 Results
Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2020	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$49,263	$54,129
Accounts receivable, net	52,500	59,227
Inventories	54,757	51,568
Other current assets	10,742	5,134
Total current assets	167,262	170,058
Other non-current assets	361,526	358,624
Total assets	$528,788	$528,682
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,472	$28,067
Other current liabilities	45,015	33,163
Total current liabilities	67,487	61,230
Other non-current liabilities	83,659	95,952
Total liabilities	151,146	157,182
Total stockholders’ equity	377,642	371,500
Total liabilities and stockholders’ equity	$528,788	$528,682

Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended December 31,
	2020	2019
Net cash provided by (used in) operating activities	$8,312	$(22,067)
Net cash used in investing activities	(777)	(136,294)
Net cash (used in) provided by financing activities	(12,793)	112,869
Effect of exchange rate changes on cash and cash equivalents	392	1,772
Net decrease in cash and cash equivalents	(4,866)	(43,720)
Cash and cash equivalents, beginning of period	54,129	92,792
Cash and cash equivalents, end of period	$49,263	$49,072

Digi International Reports First Fiscal Quarter 2021 Results
Non-GAAP Financial Measures
TABLE 1
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(In thousands)

	Three months ended December 31,
	2020		2019
		% of total revenue		% of total revenue
Total revenue	$73,146	100.0%	$62,317	100.0%

Net (loss) income	$(307)		$208
Interest expense, net	402		201
Income tax benefit	(433)		(1,128)
Depreciation and amortization	5,050		3,617
Stock-based compensation	1,745		1,600
Changes in fair value of contingent consideration	5,772		259
Restructuring charge	733		—
Acquisition expense	15		1,906
Adjusted EBITDA(1)	$12,977	17.7%	$6,663	10.7%
(1)Beginning in fiscal 2021, Adjusted EBITDA now excludes changes in fair value of contingent consideration. The prior year presentation has been adjusted to conform to the current year presentation.

TABLE 2
Reconciliation of Net (Loss) Income and Net (Loss) Income per Diluted Share to
Adjusted Net Income and Adjusted Net Income per Diluted Share
(In thousands, except per share amounts)

	Three months ended December 31,
	2020		2019
Net (loss) income and net (loss) income per diluted share	$(307)	$(0.01)	$208	$0.01
Amortization	3,961	0.13	2,448	0.08
Stock-based compensation	1,745	0.06	1,600	0.05
Other non-operating expense	192	0.01	236	0.01
Acquisition expense	15	—	1,906	0.06
Changes in fair value of contingent consideration	5,772	0.19	259	0.01
Restructuring charge	733	0.02	—	—
Interest expense related to acquisition	402	0.01	416	0.01
Tax effect from the above adjustments (1)	(2,355)	(0.08)	(1,618)	(0.05)
Discrete tax benefits (2)	(252)	(0.01)	(959)	(0.03)
Adjusted net income and adjusted net income per diluted share (3)	$9,906	$0.32	$4,496	$0.15
Diluted weighted average common shares (4)		30,532		29,614
(1)The tax effect from the above adjustments assumes an estimated effective tax rate of 18.0% for fiscal 2021 and 20.2% for fiscal 2020 based on adjusted net income.
(2)For the three months ended December 30, 2020, discrete tax benefits primarily are a result of excess tax benefits recognized on stock compensation. For the three months ended December 31, 2019, discrete tax benefits were primarily a result of excess tax benefits on stock compensation and an adjustment of our state deferred tax rate due to the Opengear acquisition.
(3)Adjusted net income per diluted share may not add due to the use of rounded numbers.
(4)Diluted weighted average common shares for the three months ended December 31, 2020 include 1,157,727 common stock options and restricted stock units due to the adjusted net income position.